EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 4 to Registration Statement on Form S-1 of our report dated November 22, 2010, except for Note 8, as to which date is July 21, 2011, relating to the financial statements of CWS Marketing & Finance Group, Inc., and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rosenberg, Rich, Baker, Berman & Company

Somerset, New Jersey
August 9, 2011